                                                                       EXHIBIT B

                            STOCK OPTION AGREEMENT



     STOCK OPTION AGREEMENT, dated as of January 25, 1996, by and between Barrington Bancorp, Inc., a Delaware corporation (the "Company"), and First Chicago NBD Corporation, a Delaware corporation ("FCN").

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company's stockholders to seek to effect a sale of the Company;

     WHEREAS, the Company has retained Hovde Financial, Inc. ("Hovde"), to solicit prospective purchasers of the Company;

     WHEREAS, as a result of intensive sales efforts by Hovde, the Company has received a number of expressions of interest and proposals to purchase the Company;

     WHEREAS, the Board of Directors after thorough analysis and consideration, including the receipt of the advice of Hovde, has determined that the proposal received from FCN to purchase the Company is the best proposal received, that no other higher offer is likely to be made by those who have already expressed an interest or otherwise and that it is in the best interests of the Company's stockholders to accept the FCN proposal;

     WHEREAS, the Company and FCN have been negotiating the proposed merger (the "Merger") of the Company into FCN, which Merger would be effectuated pursuant to an Agreement and Plan of Merger (the "Agreement") between the Company and FCN;

     WHEREAS, FCN has indicated that the grant of the Option (as defined below) pursuant to this Stock Option Agreement is a condition to its execution of the Agreement; and

     WHEREAS, in order to induce FCN to enter into the Agreement for the Merger, which Merger the Board of Directors of the Company has determined to be in the best interests of the Company's stockholders, the Company has agreed to grant to FCN the Option;

     NOW, THEREFORE, in consideration of (i) the mutual covenants and agreements set forth herein and in the Agreement; (ii) the substantial time expended and expenses heretofore incurred and to be expended and incurred in the future by
FCN in connection with the acquisition proposal and the Agreement; and (iii) other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the parties hereto agree as follows:
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     1.  Grant of Option.  Subject to the conditions set forth herein, the
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Company hereby irrevocably grants to FCN an option (the "Option") to purchase up to 131,500 shares (the "Option Shares") of the Company's Common Stock (the "Company Common Stock"), at a price of $20.50 per Option Share.

     2.  Exercise of Option.  The Option may be exercised by FCN, in whole or in
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part, at any time after the date hereof and prior to the termination of this
Stock Option Agreement in accordance with Section 10 hereof, provided that the Option may not be exercised at any time that (a) FCN is in material breach of the Agreement unless such breach is in response, or subsequent, to a material breach of the Agreement by the Company or any of its subsidiaries or (b) FCN has not received all required regulatory approvals for such exercise. In the event FCN wishes to exercise the Option, FCN will send a written notice to the Company specifying, subject to any necessary regulatory approvals, the total number of Option Shares it will purchase and a place and date for the closing of such purchase which is not later than twenty (20) business days from the date such notice is mailed. FCN will not exercise the Option to purchase shares of Company Common Stock to the extent that the aggregate number of shares of Company Common Stock purchased upon exercise of the Option and the number of shares of Company Common Stock as to which FCN and its affiliates, directly or indirectly, including in a fiduciary capacity, have the sole or shared power to vote or direct the vote or sole or shared power to dispose of or direct the disposition thereof exceeds 4.99% of the issued and outstanding shares of Company Common Stock after giving effect to the exercise of the Option unless it has received all required approvals for such exercise.

     3.  Pre-Conditions to Exercise of Option.  FCN may exercise the Option only
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if any of the following events (each, an "Acquisition Event") has occurred:

     (a) on or after the fifth day preceding the scheduled initial expiration date of a bona fide tender or exchange offer for 20% or more of the then outstanding shares of the Company Common Stock by any person, entity, corporation or group other than FCN or any of its subsidiaries (a "Person");

     (b) the execution by the Company of a letter of intent or other agreement whereby a Person would have the right to acquire control of the Company or any of its subsidiaries or all or substantially all the assets of the Company or any of its subsidiaries;

     (c) withdrawal by the Company's Board of Directors of its recommendation to its stockholders of the approval of the Merger or the acceptance by the Company's Board of Directors of, or the recommendation by the Company's Board of Directors that the Company's stockholders accept, an offer from any Person to merge or consolidate with or acquire 20% or more of the then outstanding shares of the Company Common Stock or all or substantially all the assets of the Company or any of its subsidiaries;

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     (d) the acquisition by any Person of 20% or more of the then outstanding shares of the Company Common Stock; or

     (e) any of the events described in paragraphs (b) or (c) of this section occur within 180 days after the Agreement is terminated in whole or in part because of a breach by the Company of any of the terms and provisions of the Agreement.

     4.  Payment and Delivery of Certificate(s).  Subject to any necessary
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regulatory approvals, at any closing of the purchase of Option Shares hereunder,
(i) FCN will make payment in immediately available funds to the Company of the aggregate price for the Option Shares so purchased, and (ii) the Company will deliver to FCN a certificate or certificates in such amounts as may be requested by FCN representing in aggregate the Option Shares so purchased.

     5.  Representations and Warranties of the Company.  The Company hereby
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represents and warrants to FCN as follows:

     (a) Due Authorization.  This Stock Option Agreement has been duly
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authorized by all necessary corporate action on the part of the Company, has been duly approved by the Board of Directors of the Company in a manner sufficient to accomplish a business combination and purchase of the Company Common Stock by an interested stockholder pursuant to Section 203 of the Delaware General Corporation Law ("DGCL"), has been duly executed by a duly authorized of officer the Company and constitutes a legal, valid and binding obligation of the Company.

     (b) Option Shares.  The Company has taken all necessary corporate and other
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action to authorize and reserve and to permit it to issue, and at all times from the date hereof to such time as the obligation to deliver shares of the Company Common Stock hereunder terminates will have reserved for issuance upon exercise of the Option, 131,500 shares of the Company Common Stock, all of which, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, will be free and clear of all claims, liens, encumbrances and security interests and will not have been issued in violation of any preemptive right of any of the shareholders of the Company.

     (c) Conflicting Instruments.  Neither the execution and delivery of this
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Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any provision of the Certificate of Incorporation or bylaws of the Company or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company.

     (d) Capital Stock.  The authorized capital stock of the Company is set
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forth in Section 3.05 of the Agreement.

     6.  Representations and Warranties of FCN.  FCN hereby represents and
         -------------------------------------
warrants to

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

the Company as follows:

     (a) Due Authorization.  This Stock Option Agreement has been duly
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authorized by all necessary corporate action on the part of FCN and has been duly executed by a duly authorized officer of FCN and constitutes a legal, valid and binding obligation of FCN.

     (b) Purchase for Own Account.  The Option is, and any shares of the Company
         ------------------------
Common Stock issued upon its exercise will be, purchased by FCN for its own account and not with a view to the public distribution thereof and will not be transferred except in a transaction either registered or exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), and a legend to such effect may be noted on such shares of Common Stock.

     7.  Chances in Capitalization.  In the event of any change in the Company
         -------------------------
Common Stock from that identified in Section 5(d) hereof by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares subject to the Option and the purchase price per share of the Company Common Stock will be adjusted appropriately, but, in no event shall the Option be exercisable for more than 19.9% of the outstanding shares of Company Common Stock following the occurrence of any such events. Except for a change in the Company Common Stock for any one of the reasons set forth in the preceding sentence or pursuant to the exercise of options on Company Common Stock pursuant to the Company's 1993 Stock Option and Incentive Plan, the Company shall not issue or sell to any Person, or enter into any subscriptions, options, agreements, contracts or other rights to issue or sell to any Person, any capital stock of the Company or any of its subsidiaries.

     8.  Registration under the 1933 Act.  When so requested by FCN, but in no
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event later than two years from the date of purchase of the Option Shares, the
Company will file with the Securities and Exchange Commission as promptly as practicable after receiving such request a registration statement under the 1933 Act covering the shares of Company Common Stock included in such request.

     If eligible, the Company may file a shelf registration under the 1933 Act. If the Company is not eligible to file a shelf registration or elects not to file a shelf registration, the Company shall be required to file no more than two (2) such registration statements and no more than one in any twelve-month period, and shall not be required to file any registration statement covering less than twenty-five percent (25%) of the Option Shares.

     In connection with any registration pursuant to this Section, the Company agrees promptly to prepare and file such documents as may be necessary to register or qualify the shares of the Company Common Stock subject to such registration under the securities or Blue Sky laws of such states as FCN reasonably shall request and do any and all other acts and things which reasonably may be necessary or advisable to enable FCN to consummate a public sale in such states of such shares of Common Stock.

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

     With respect to any registration prepared pursuant to this Section, all reasonable expenses incident to the Company's performance of, or compliance with, this Section (other than internal expenses of the Company) shall be shared evenly by the Company and FCN.

     9.  Specific Performance.  The Company acknowledges that FCN will have no
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adequate remedy at law if the Company fails to perform any of its obligations under this Stock Option Agreement. In such event, the Company agrees that FCN will have the right, in addition to any other rights it may have, to specific performance of this Stock Option Agreement and that the Company will not take any action to impede FCN's efforts to enforce such right of specific performance.

    10.  Termination.  This Stock Option Agreement and the rights conferred
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hereby shall terminate upon the earliest of (a) the expiration of one year after the occurrence of an event described in Paragraph 3 of this Stock Option Agreement (or, in the event of litigation restraining or enjoining the exercise of the Option, the expiration of one year after such Option finally becomes exercisable); (b) termination of the Agreement in accordance with its terms (other than if terminated by FCN pursuant to subsections (c), (d) or (e) of Section 7.01 of the Agreement); (c) one year after the termination of the Agreement by FCN pursuant to subsections (c), (d) or (e) of Section 7.01 of the Agreement; or (d) consummation of the Merger. If this Stock Option Agreement is terminated, it shall forthwith become void and there shall be no liability hereunder on the part of the Company or FCN or any of their respective directors, officers or employees, except with respect to the provisions of Sections 5(a), 8, 9, 11, 12(c) and 12(d), which shall survive any termination of this Stock Option Agreement if an Acquisition Event has occurred.

    11.  Purchase Right.
         --------------
(a) At any time after the occurrence of an Acquisition Event and subject to the receipt of any necessary regulatory approvals and any restrictions in the Delaware General Corporation Law or federal banking laws, FCN shall have the right, exercisable by written notice to the Company, to require the Company, to purchase all, but not less than all, of the Option Shares (or the Option itself if it has not been exercised) at a price equal to the aggregate market value of the Option Shares determined on the basis of the highest price per share paid or offered to be paid by any Person that has purchased, offered to purchase or agreed to purchase 20% or more of the then outstanding shares of the Company Common Stock since the date of this Stock Option Agreement. In the event the Option is sold to the Company prior to its exercise, the.aggregate purchase price to be paid to FCN in accordance with the prior sentence shall be reduced by the aggregate exercise price of the Option specified in Section 1. In the event of an Acquisition Event involving the sale of all or substantially all of the assets of the Company, the amount to be paid to FCN pursuant to the preceding sentence shall be calculated in accordance with the following formula:

                         .199 (SA + RA + EPOS) - EPOS

     Where:

     SA = Cash price paid or to be paid for all or substantially all of the assets sold or to be sold.

     RA = Current market value of the remaining assets (if less than all of the Company's assets are sold or to be sold), as determined by a recognized investment banking firm selected by the Company and FCN.

     EPOS = Exercise price for Option Shares, i.e., $2,695,750 (131,500 shares x $20.50).

If, for the purpose of this calculation, the price paid or to be paid for the assets consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Company and FCN.

     (b) If the Company is required to purchase the Option Shares or the Option pursuant to this Section, the closing of the purchase of the Option Shares or the Option shall take place within five (5) business days after notice of such requirement to purchase. The Company shall pay for the Option Shares or the Option in immediately available funds.


12.  Miscellaneous.
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(a)    Assignment.  This Agreement may not be assigned by either party hereto,
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except that it may be assigned by FCN to a wholly owned subsidiary of FCN with prior notice to the Company.

(b)    Amendments.  This Agreement may not be modified, amended, altered or
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supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

(c)    Expenses. Each party hereto will pay its own expenses incurred in
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connection with this Stock Option Agreement, except as otherwise provided in
Section 8.

(d)    Notices.  All notices, requests, claims, demands and other communications
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hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by cable, telegram, telex or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:


     If to the Company:

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

     Barrington Bancorp, Inc.
     120 S. Hough Street
     Barrington, Illinois 60010
     Attention: Hugh H. Palmer

     If to First Chicago NBD Corporation:

     First Chicago NBD Corporation
     One First National Plaza
     Suite 0035
     Chicago, Illinois 60670
     Attention:  Terence C. Wise

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

(e)  Governing Law. This Stock Option Agreement shall be governed by and
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construed in accordance with the laws of the State of Delaware.

(f)  Counterparts.  This Stock Option Agreement may be executed in several
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counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(g)  Effect of Headings. The section headings herein are for convenience only
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and shall not affect the construction thereof.

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     IN WITNESS WHEREOF, Barrington Bancorp, Inc. and First Chicago NBD
Corporation have caused this Stock Option Agreement to be duly executed as of the day and year first above written.

                                      BARRINGTON BANCORP, INC.


                                      By:
                                         ------------------------------
                                      Title:
                                            ---------------------------

                                      FIRST CHICAGO NBD CORPORATION


                                      By:
                                         ------------------------------
                                      Title:
                                            ---------------------------

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